Exhibit 23.2

Consent of Ernst & Young Ltd, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2010, with respect to the consolidated financial statements of Nitec Pharma AG included in Amendment No. 5 to the Registration Statement (Form S-1) and related Prospectus of Horizon Pharma, Inc. expected to be filed with the Securities and Exchange Commission on or about March 31, 2011.

/s/ Ernst & Young Ltd

Basel, Switzerland

March 31, 2011